EXHIBIT 10.29(a)

FIRST AMENDMENT TO SECURED PROMISSORY NOTE

This First Amendment to Secured Promissory Note (the “Amendment”) effective as of December 29, 2005, is entered into between Vincent Angotti (the “Maker”) and Reliant Pharmaceuticals, Inc. a Delaware company (as successor to Reliant Pharmaceuticals, LLC) or its assigned (the “Payee”).

WITNESSETH:

WHEREAS, the Maker and the Payee entered into a Secured Promissory Note dated May 11, 2001 (the “Note”) in the original principal amount of $200,000; and

WHEREAS, the Maker and the Payee wish to further amend the Note in the manner set forth herein to modify the maturity of the Note.

NOW THEREFORE, in exchange for the agreements set forth herein, and good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Maker and the Payee hereby amend Section 4(a) of the Note by deleting the text thereof in its entirety, and substituting the following in lieu thereof:

(a)          Principal Interest and Enforcement Costs. Subject to Section 5(b) and 7 below, (i) the outstanding principal amount of this Note, (ii) all accrued and unpaid interest thereon and (iii) all of Payee’s costs and expenses (including reasonable fees and expenses of Payee’s attorneys, accountants and other professional commitments) of enforcing this Note (“Enforcement Costs”), shall be due and payable in full on the earliest to occur of (A) March 31, 2007 or (B) any acceleration of the Obligations pursuant to Sections 6 and 7 below (each such event, the “Maturity”); provided however that in the event that as of March 31, 2007 (i) Maker is subject to an enforceable Lock-Up Agreement prohibiting the transfer of Collateral (as dated in the Collateral Assignment Agreement executed by Maker) and (ii) the Obligations have not been accelerated in accordance with (B) hereof, the Note shall become due and payable in full on the first business day following expiration of the Lock-Up Agreement. All amounts due under this Note, including, without limitation, principal, interest and Enforcement Costs are collectively referred to herein as the “Obligations”.

IN WITNESS WHEREOF, Maker and Payee have executed this First Amendment as of the day and year first above written.

RELIANT PHARMACEUTICALS, INC.

By:
	Title:	Michael J. Lerner
Vice President, Legal Affairs

Address:	Address:
12 Castle Court	110 Allen Road
Randolph, N.J. 07869	Liberty Corner, NJ 07938
Initials:	Initials: